As filed with the Securities and Exchange Commission on March 13, 2003
                                                Registration No. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                BUSINESS BANCORP
                                ________________
             (Exact name of registrant as specified in its charter)


                                   California
                                   __________
         (State or other jurisdiction of incorporation or organization)


                                    330884369
                     (I.R.S. Employer Identification Number)

1248 Fifth Avenue, San Rafael, California                                94901
_________________________________________                             __________
(Address of principal executive offices)                              (Zip Code)


                             2002 Stock Option Plan
                            ________________________
                            (Full Title of the Plan)

                                 Charles O. Hall
                      President and Chief Operating Officer
                1248 Fifth Avenue, San Rafael, California, 94901
                ________________________________________________
                     (Name and address of agent for service)

                                 (415) 459-2265
                                 ______________
           Telephone Number, Including Area Code, of Agent For Service



                                                    CALCULATION OF REGISTRATION FEE

_________________________ __________________ __________________________ __________________________ ___________________
                          Amount                                        Proposed Maximum
Title Of Securities       To Be              Proposed Maximum Offering  Aggregate Offering Price   Amount Of
To Be Registered          Registered         Price Per Share 2/         3/                         Registration Fee 3/
_________________________ __________________ __________________________ __________________________ ___________________
Common Stock 1/,               2,500 shares           $14.91                     $37,275
             __
_________________________ __________________ __________________________ __________________________ ___________________
Common Stock 1/,              21,500 shares           $14.46                    $310,890
             __
_________________________ __________________ __________________________ __________________________ ___________________
Common Stock 1/,              15,000 shares           $14.27                    $214,050
             __
_________________________ __________________ __________________________ __________________________ ___________________
Common Stock 1/,              15,750 shares           $13.42                    $211,365
             __
_________________________ __________________ __________________________ __________________________ ___________________
Common Stock 1/,             199,500 shares           $12.39                   $2,471,805
             __
_________________________ __________________ __________________________ __________________________ ___________________

_________________________ __________________ __________________________ __________________________ ___________________
Common Stock 2/              575,250 shares           $16.12                   $9,273,030
_________________________ __________________ __________________________ __________________________ ___________________
Common Stock 4/               10,500 shares           $16.12                    $169,260
_________________________ __________________ __________________________ __________________________ ___________________
Totals                       840,000 shares             --                     $12,687,675            $ 1,026.43 3/
_________________________ __________________ __________________________ __________________________ ___________________

__________
1/   Represents shares underlying outstanding, unexercised options issued by
__   Registrant under the 2002 Stock Option Plan.

2/   Represents shares remaining under the 2002 Stock Option Plan and available
__   for future option grants.

3/   Calculated on the basis of the maximum aggregate offering price of all the
__ securities listed, pursuant to Rule 457(o). Shares underlying options already granted are calculated based on the option exercise price; shares remaining under the Plan for future grants and the 10,500 shares relating to the reoffer prospectus are calculated under Rule 457(c) based on the average of the high and low prices for the Registrant's common stock on the Nasdaq National Market on February 28, 2003.

4/   Represents shares being offered by a selling securityholder under the
__   reoffer prospectus which is a part of this registration statement.


                                     PART I

The registrant will distribute to optionees under outstanding options or options granted in the future, the information required by Part I of Form S-8.

                                   PROSPECTUS

                                BUSINESS BANCORP
                                1248 Fifth Avenue
                          San Rafael, California 94901
                                 (415) 459-2265

                   10,500 SHARES OF COMMON STOCK, NO PAR VALUE
                             BY SELLING SHAREHOLDER

     This prospectus covers the resale of 10,500 shares of common stock of Business Bancorp by a selling shareholder, which the shareholder acquired upon exercise of stock options granted under our 2002 Stock Option Plan.

     The selling shareholder may offer shares from time to time to purchasers directly or through underwriters, dealers or agents. The shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The company will not receive any of the proceeds from the sale of these shares.

     Our common stock is listed on the Nasdaq National Market under the trading symbol "BZBC." The high and low prices reported on March 5, 2003 were $16.32 and $16.34 per share, respectively.

     SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PURCHASER.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No dealer, salesman or other person has been authorized to give any information or to make any representation in this prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the company or selling shareholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which, or to any person to whom, such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any distribution of the securities made under this prospectus shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                  The date of this prospectus is _________________

                                TABLE OF CONTENTS
                                                                Page
                Introduction..............................
                Available Information.....................
                Incorporation of Documents by Reference...
                Risk Factors..............................
                Use of Proceeds...........................
                Selling shareholder.......................
                Plan of Distribution......................
                Legal Matters.............................
                Experts...................................

                                  INTRODUCTION

     Business Bancorp is a bank holding company with one bank subsidiary:
Business Bank of California (the "Bank"). Business Capital Trust I and MCB Statutory Trust I, which are statutory trusts formed for the exclusive purpose of issuing and selling trust preferred securities, are also subsidiaries of ours. We provide a wide range of commercial banking services to small and medium-sized businesses, real estate developers, property managers, business executives, professionals and other individuals. We operate throughout the San Francisco Bay Area and Southern California's Inland Empire with fifteen branch offices located in Corona, Hayward, Hemet, Hesperia, Ontario, Petaluma, Phelan, Redlands, Riverside, San Bernardino, San Francisco, San Rafael, South San Francisco and Upland.


                              AVAILABLE INFORMATION

     Business Bancorp files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Business Bancorp files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site at "http://www.sec.gov" at which reports, proxy and information statements and other information regarding Business Bancorp are available. Reports, proxy statements and other information concerning Business Bancorp may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. Certain information on Business Bancorp is also maintained on our website, "http://www.businessbank.com."


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The company hereby incorporates by reference in this registration statement the following documents:

     1) Annual Report on Form 10-KSB for the registrant for the fiscal year ended December 31, 2001;

     2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2002;

     3) The description of the registrant's common stock set forth in the Registration Statement on Form 10 under Section 12(g) of the Exchange Act filed September 21, 2000 and any future amendment or report filed for the purpose of updating such description.

     All documents filed by the company with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the company files a post-effective amendment which reports that all securities offered in this Registration Statement have been sold, or to deregister all unsold securities, shall also be deemed to be incorporated by reference and to be part of this Registration Statement from the dates we file each of those documents.

     The company will provide, without charge, to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Please direct all requests to:

                                Business Bancorp
                           140 South Arrowhead Avenue
                        San Bernardino, California 92408
                          Attention: Travis Kawelmacher
                                 (909) 888-2265


                                  RISK FACTORS

     Prospective investors should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus before purchasing shares offered hereby.

BUSINESS BANCORP'S OPERATIONS ARE CONCENTRATED GEOGRAPHICALLY IN CALIFORNIA, AND POOR ECONOMIC CONDITIONS MAY CAUSE US TO INCUR LOSSES.

     Substantially all of Business Bancorp's business is located in California. Business Bancorp's financial condition and operating results will be subject to changes in economic conditions in California. In the early to mid-1990s, California experienced a significant and prolonged downturn in its economy, which adversely affected financial institutions, including Business Bancorp. Business Bancorp will be subject to changes in economic conditions, including the current economic downturn. In addition, California along with the rest of the nation is currently experiencing an economic downturn. We can provide no assurance that conditions in the California economy will not deteriorate in the future and that such deterioration will not adversely effect Business Bancorp.

THE CALIFORNIA ENERGY CRISIS MAY ADVERSELY IMPACT OUR CUSTOMERS AND MAY WORSEN THE DOWNTURN IN THE CALIFORNIA ECONOMY.

     California has recently experienced severe energy shortages which have resulted in "rolling blackouts" in certain instances in portions of the state. Rolling blackouts could cause substantial disruptions and significant losses to Business Bancorp's businesses customers who are dependent on timely receipt of sufficient energy in connection with their businesses. Poor economic conditions as a result of energy shortages in industries in the areas where such customers are located could adversely affect Business Bancorp's borrower base, and consequently, may negatively impact Business Bancorp's business. Future prices paid by consumers for energy could increase significantly. Significant increases in energy prices could cause Business Bancorp's customers to experience losses or go out of business, which could result in delinquencies and losses on loans made to such customers and in turn have a material adverse effect on Business Bancorp's business. In addition, increases in the price of energy as well as rolling blackouts could cause a general economic downturn in the California economy, which could have a material adverse effect on Business Bancorp's financial condition and results of operations.

THE MARKETS IN WHICH BUSINESS BANCORP OPERATES ARE SUBJECT TO THE RISK OF EARTHQUAKES AND OTHER NATURAL DISASTERS

     Most of the properties of Business Bancorp are located in California. Also, most of the real and personal properties which currently secure Business Bank's loans are located in California. California is a state which is prone to earthquakes, brush fires, flooding and other natural disasters. In addition to possibly sustaining damage to its own properties, if there is a major earthquake, flood or other natural disaster, Business Bancorp faces the risk that many of its borrowers may experience uninsured property losses, or sustained job interruption and/or loss which may materially impair their ability to meet the terms of their loan obligations. A major earthquake, flood or other natural disaster in California could have a material adverse effect on Business Bancorp's business, financial condition, results of operations and cash flows.

     WE RECENTLY MERGED WITH MCB FINANCIAL CORPORATION AND MAY HAVE DIFFICULTY INTEGRATING MCB FINANCIAL AND BUSINESS BANCORP AND IN ACHIEVING ANY COST-SAVINGS.

     On December 31, 2001, we merged with MCB Financial Corporation, formerly a bank holding company headquartered in San Rafael, California which was the parent company of Metro Commerce Bank. An integration in connection with a merger of equals is difficult. The necessary integration relies on a combination of the management teams of both Business Bancorp and MCB Financial, which may not be able to combine effectively. The merger involves the integration of two banks that have previously operated independently, in two completely different geographic areas. We cannot assure you that Business Bancorp will be able to integrate the operations of Metro Commerce Bank and Business Bank without encountering difficulties. Such difficulties could include interruptions and dislocations associated with the integration of business strategies and disparate business backgrounds and operating cultures of the two banks. Business Bancorp's ability to achieve savings depends on successfully integrating information systems and personnel while preserving the benefit of Metro Commerce Bank's goodwill in the community. We cannot give any assurance that the combined companies will be able to accomplish the integration in a timely manner or in a manner that will result in any significant savings, or that the integration will not cause some disruption to customer relationships.


                                 USE OF PROCEEDS

     The selling shareholder will receive all of the net proceeds from the sale of the shares offered under this prospectus. The company will receive none of the proceeds.


                               SELLING SHAREHOLDER

     The 10,500 shares of common stock offered by this prospectus is being offered by Catherine H. Munson, a director of the company. The shares were acquired upon exercise of a stock option granted under the company's 2002 Stock Option Plan. The selling shareholder currently holds 40,392 shares of the company's common stock, or 1.02%. After the sale of the 10,500 shares, the selling shareholder will hold 29,892 shares of the company's common stock, or 0.76%.


                              PLAN OF DISTRIBUTION

     The selling shareholder has not advised the company of any specific plans for the distribution of the shares offered by this prospectus. But, we anticipate that the selling shareholder may sell all or a portion of the shares from time to time directly or through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholder and/or purchasers of the shares for whom they may act as agent. The selling shareholder will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. The selling shareholder and any underwriters, dealers or agents that participate in the distribution of the shares might be deemed to be underwriters, and any profit on sales they make and any discounts, commissions or concessions received by any underwriters, dealers, or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time of a particular sale of any of the shares, to the extent required, a supplement to this prospectus will be distributed which will show the aggregate principal amount of stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions or other items constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

     The shares may be sold on the over-the-counter market or in privately negotiated transactions. In addition, the shares may be sold under Securities Act Rule 144 rather than pursuant to this prospectus.

     The selling shareholder and any other persons participating in a distribution of securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, Regulation M. That Regulation may restrict certain activities of, and limit the timing of purchases and sales by, the selling shareholder and other persons participating in a distribution of the company's securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distribution, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered under this prospectus. There is no assurance that the selling shareholder will sell any or all of the common stock being offered, and may dispose of the shares by other means, including transfer, devise or gift.


                                  LEGAL MATTERS

     The validity of the shares offered hereby will be passed on for the company by Bingham McCutchen LLP, San Francisco, California.

                                     EXPERTS

     The financial statements and schedules incorporated in this prospectus by reference to the company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, have been audited by Vavrinek, Trine, Day & Co., LLP independent public accountants, as stated in their report, which has been incorporated herein by reference, and has been so incorporated in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference in this registration statement the following documents:

     1) Annual Report on Form 10-KSB for the registrant for the fiscal year ended December 31, 2001;

     2) Quarterly Reports on Form 10-QSB for the quarters ended March 31, June 30 and September 30, 2002;

     3) The description of the registrant's common stock set forth in the Registration Statement on Form 10 under Section 12(g) of the Exchange Act filed September 21, 2000 and any future amendment or report filed for the purpose of updating such description.

     All documents filed by the Company with the Commission after the date of this Registration Statement under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and before the Company files a post-effective amendment which reports that all securities offered in this Registration Statement have been sold, or to deregister all unsold securities, shall also be deemed to be incorporated by reference and to be part of this Registration Statement from the dates we file each of those documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


     Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article 5 of the Articles of Incorporation of the registrant contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the registrant contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. In addition, the registrant maintains officers and directors liability insurance covering directors and officers in certain circumstances. Section 317 of the California Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against judgments, fines, settlements and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that such rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, if inconsistent with the articles of incorporation, bylaws, shareholder resolutions or an agreement which prohibits or limits indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The Exhibit Index attached hereto is incorporated by reference.


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on March 12, 2003.

                                         BUSINESS BANCORP



                                         By: /s/ PATRICK E. PHELAN
                                            _____________________________
                                              Patrick E. Phelan
                                              Executive Vice President
                                              and Chief Financial Officer



                        SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of Business Bancorp whose signatures appear below hereby constitute and appoint Alan J. Lane, Charles O. Hall and Patrick E. Phelan, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8 for the Business Bancorp 2002 Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 12, 2003.


SIGNATURE                                                              TITLE


/s/ ALAN J. LANE                            Director and Chief Executive Officer
________________________                    (Principal Executive Officer)
Alan J. Lane

/s/ CHARLES O. HALL                         Director; President and Chief
________________________                    Operating Officer
Charles O. Hall

/s/ PATRICK E. PHELAN                       Director; Executive Vice President
________________________                    and Chief Financial Officer
Patrick E. Phelan                           (Principal Financial
                                            and Accounting Officer)


/s/ NEAL T. BAKER                           Director
________________________
Neal T. Baker


/s/ D. WILLIAM BADER                        Director
________________________
D. William Bader


/s/ JOHN E. DUCKWORTH                       Director
________________________
John E. Duckworth


/s/ TIMOTHY J. JORSTAD                      Director
________________________
Timothy J. Jorstad


/s/ CATHERINE H. MUNSON                     Director
________________________
Gary T. Ragghianti


/s/ GARY T. RAGGHIANTI                      Director
________________________
Gary T. Ragghianti


/S/ JOHN L. RIDDELL                         Director
________________________
John L. Riddell


/S/ ARNOLD H. STUBBLEFIELD                  Director
__________________________
Arnold H. Stubblefield


/S/ JOHN L. STUBBLEFIELD                    Director
________________________
John L. Stubblefield


/S/ RANDALL J. VERRUE                       Director
________________________
Randall J. Verrue

                                  EXHIBIT LIST


4.1 Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3(1) to the registrant's Registration Statement on Form S-4 (Reg. No. 333-70080))

4.2 Amendments to Articles of Incorporation of the registrant (incorporated by reference to Annex D to prospectus of the registrant under Rule 424(b)(3), filed November 2, 2001 (Reg. No. 333-70080))

4.3 Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant's registration statement on Form 10SB dated June 26, 2000 (File No. 0-31593))

4.4 Amendments to Bylaws of the registrant (incorporated by reference to Schedule 8.1(b) to Annex A and to Annex E to prospectus of the registrant under Rule 424(b)(3), filed November 2, 2001 (Reg. No. 333-70080))

4.5 Business Bancorp 2002 Stock Option Plan (incorporated by reference to Appendix B to Proxy Statement of the registrant dated April 29, 2002 (File No. 0-31593))

5        Opinion of counsel as to the legality of securities being registered

23.1     Consent of counsel (included in Exhibit 5)

23.2     Consent of independent auditors Vavrinek, Trine, Day & Company, LLP

24 Power of attorney (included in signature page of this registration statement)